Exhibit 24
                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-317553) pertaining to the Wyatt Stock Purchase Plan of Watson Wyatt and Company, formerly the Wyatt Company, of our report dated July 18, 1997, with respect to the financial statements of Wellspring Resources LLC included in Form 10-K of Watson Wyatt and Company for the year ended June 30, 1999.


/S/ Ernst & Young LLP
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Ernst & Young LLP

Jacksonville, Florida
September 27, 1999